EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2014 Earnings and Increase in Quarterly Dividend

Warren, Pennsylvania — January 26, 2015

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2014 of $17.3 million, or $0.19 per diluted share.  This represents a decrease of $3.1 million, or 14.9%, compared to the same quarter last year when net income was $20.4 million, or $0.22 per diluted share, which was augmented by after tax gains in investment security activity of $3.1 million.  Net income was unchanged from the quarter ended September 30, 2014 which also was $17.3 million, or $0.19 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2014 were 6.42% and 0.88% compared to 7.08% and 1.02% for the same quarter last year and 6.43% and 0.87% for the quarter ended September 30, 2014.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.14 per share payable on February 13, 2015, to shareholders of record as of February 5, 2015.  This represents the 81st consecutive quarter in which the Company has paid a cash dividend.

Previously, December 15, 2014, the Company announced entering into a definitive merger agreement pursuant to which the Company will acquire LNB Bancorp, Inc. and its wholly-owned subsidiary, The Lorain National Bank which operates 20 community banking offices in northeast Ohio, and as of September 30, 2014, had assets of approximately $1.2 billion.  The acquisition is expected to close during the third quarter of 2015.

In making this announcement, William J. Wagner, President and CEO, noted, “Earnings for the fourth quarter of 2014, excluding the gains on the sale of securities, were essentially unchanged from the previous calendar quarter and the fourth quarter of 2013.  While we strive for continuous improvement in earnings, we continue to be challenged by external forces that have created additional loan losses, placed pressure on our net interest margin and increased operating costs.  Fortunately, our efforts to grow fee generating activities have been successful and this additional non-interest income has offset the negative impact of external events.  Throughout 2014, we actively pursued opportunities to either leverage our excess capital or return it to our shareholders.  In this regard, dividends of $1.62 per share were paid during 2014 providing a dividend yield of approximately 13%.  When the market price of bank stocks came under pressure during the fourth quarter, we resumed our stock buyback program with the repurchase of nearly 424,000 shares at an average price of $12.45 per share.  Finally, we were excited to secure an opportunity to leverage our capital and return to the merger and acquisition arena with the announcement of the merger agreement with LNB Bancorp, Inc.  When completed, this acquisition will provide a significant increase in earnings-per-share and an attractive franchise with great market potential to complement our existing presence in northeastern Ohio.”

Net interest income increased by $156,000, or 0.3%, to $62.2 million for the quarter ended December 31, 2014, from $62.1 million for the quarter ended December 31, 2013. This increase was due primarily to an increase in interest income on loans receivable of $318,000 and a decrease in interest paid on deposit accounts of $805,000.  Partially offsetting these factors was a decrease in interest received on investment securities of $900,000.  These changes from the previous year were due primarily to loan growth and our continued efforts to procure new checking account customers and increase low-cost deposits.

The provision for loan losses increased by $114,000, or 11.8%, to $1.1 million for the quarter ended December 31, 2014, from $964,000 for the quarter ended December 31, 2013.  The current and prior year provisions represent the lowest quarterly provisions over the past six years.  Asset quality continues to improve with loans 90 days or more delinquent decreasing $16.4 million, or 28.5%, and total nonaccrual loans decreasing $27.4 million, or 25.6%, compared to a year ago.

Noninterest income decreased by $3.3 million, or 16.0%, to $17.6 million for the quarter ended December 31, 2014, from $20.9 million for the quarter ended December 31, 2013.  This decrease is due primarily to decreases in gain on sale of investments of $5.5 million and income from bank owned life insurance of $789,000, as a result of death benefits received in the fourth quarter last year. Partially offsetting these decreases was an increase in trust and other financial services income of $808,000, due primarily to the acquisition of Evans Capital Management, Inc. on January 1, 2014 and a decrease in loss on real estate owned of $630,000.

Noninterest expense increased by $2.6 million, or 5.0%, to $55.2 million for the quarter ended December 31, 2014, from $52.6 million for the quarter ended December 31, 2013. This increase was due primarily to a $2.9 million increase in compensation and employee benefits, primarily due to severance paid as a result of the corporate restructuring which was announced in the third quarter. Processing expense increased by $451,000 due primarily to amortization of software upgrades made during the past two years to strengthen compliance management capabilities.

Net income for the year ended December 31, 2014 of $62.0 million represents a decrease of $4.6 million, or 6.9%, compared to net income of $66.6 million for the year ended December 31, 2013.  This decrease in annual earnings was due to a $4.5 million, or 1.8%, decrease in net interest income, a $1.8 million, or 9.7%, increase in provision for loan losses and a $8.4 million, or 4.1%, increase in noninterest expense.  These factors were partially offset by a $5.7 million, or 8.6%, increase in noninterest income. Diluted earnings per share for the year ended December 31, 2014 decreased to $0.67 per share from $0.73 per share in the same period last year.  The annualized returns on average shareholders’ equity and average assets were 5.69% and 0.79%, respectively, for the current year compared to 5.87% and 0.84%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 community banking offices in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Savings Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of LNB Bancorp, Inc. the Company will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of LNB Bancorp, Inc. and a Prospectus of Northwest Bancshares, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF LNB BANCORP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northwest Bancshares and LNB Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Northwest Bancshares at www.northwestsavingsbank.com under the heading “Investor Relations” and then under “SEC Filings” or from LNB Bancorp by accessing LNB Bancorp’s website at www.4lnb.com under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Northwest Bancshares, Inc., 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Investor Relations, Telephone: (814) 726-2140 or to LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052, Attention: Investor Relations, Telephone: (440) 244-7317.

LNB Bancorp and Northwest Bancshares and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LNB Bancorp in connection with the proposed merger. Information about the directors and executive officers of LNB Bancorp and their ownership of LNB Bancorp common stock is set forth in the proxy statement for LNB Bancorp’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 11, 2014. Information about the directors and executive officers of Northwest Bancshares is set forth in the proxy statement for Northwest Bancshares’ 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2014.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
Assets	2014	2013
Cash and cash equivalents	$87,401	98,122
Interest-earning deposits in other financial institutions	152,671	293,149
Federal funds sold and other short-term investments	634	634
Marketable securities available-for-sale (amortized cost of $906,702 and $1,022,078)	912,371	1,016,767
Marketable securities held-to-maturity (fair value of $106,292 and $124,061)	103,695	121,366
Total cash, interest-earning deposits and marketable securities	1,256,772	1,530,038

Residential mortgage loans held for sale	—	221
Residential mortgage loans	2,521,456	2,482,783
Home equity loans	1,066,131	1,083,939
Other consumer loans	242,744	228,348
Commercial real estate loans	1,753,564	1,608,399
Commercial loans	405,996	402,601
Total loans receivable	5,989,891	5,806,291
Allowance for loan losses	(67,518)	(71,348)
Loans receivable, net	5,922,373	5,734,943

Federal Home Loan Bank stock, at cost	33,293	43,715
Accrued interest receivable	18,623	19,152
Real estate owned, net	16,759	18,203
Premises and Equipment, net	143,909	146,139
Bank owned life insurance	144,362	140,172
Goodwill	175,323	174,644
Other intangible assets	3,033	2,319
Other assets	60,586	70,534
Total assets	$7,775,033	7,879,859

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$891,248	789,135
Interest-bearing demand deposits	874,623	852,809
Money market deposit accounts	1,179,070	1,167,954
Savings deposits	1,209,287	1,191,584
Time deposits	1,478,314	1,667,397
Total deposits	5,632,542	5,668,879
Borrowed funds	888,109	881,645
Advances by borrowers for taxes and insurance	30,507	26,669
Accrued interest payable	936	888
Other liabilities	57,198	43,499
Junior subordinated debentures	103,094	103,094
Total liabilities	6,712,386	6,724,674

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,721,453 shares and 94,243,713 shares issued and outstanding, respectively	947	943
Paid-in-capital	626,134	619,678
Retained earnings	481,577	569,547
Unallocated common stock of Employee Stock Ownership Plan	(21,641)	(23,083)
Accumulated other comprehensive loss	(24,370)	(11,900)
Total shareholders’ equity	1,062,647	1,155,185
Total liabilities and shareholders’ equity	$7,775,033	7,879,859

Equity to assets	13.67%	14.66%
Tangible common equity to assets	11.64%	12.70%
Book value per share	$11.22	12.26
Tangible book value per share	$9.34	10.38
Closing market price per share	$12.53	14.78
Full time equivalent employees	2,042	2,043
Number of banking offices	162	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,		September 30,
	2014	2013	2014
Interest income:
Loans receivable	$71,182	70,864	70,820
Mortgage-backed securities	2,357	2,956	2,504
Taxable investment securities	1,032	1,052	1,004
Tax-free investment securities	1,467	1,748	1,561
Interest-earning deposits	164	249	187
Total interest income	76,202	76,869	76,076

Interest expense:
Deposits	6,106	6,911	6,305
Borrowed funds	7,876	7,894	7,882
Total interest expense	13,982	14,805	14,187

Net interest income	62,220	62,064	61,889
Provision for loan losses	1,078	964	3,466
Net interest income after provision for loan losses	61,142	61,100	58,423

Noninterest income:
Impairment losses on securities	—	(713)	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	—
Net impairment losses	—	(713)	—
Gain on sale of investments	381	5,889	852
Service charges and fees	9,268	8,874	9,665
Trust and other financial services income	3,291	2,483	2,976
Insurance commission income	2,181	2,131	1,778
Loss on real estate owned, net	(30)	(660)	(240)
Income from bank owned life insurance	1,057	1,846	1,083
Mortgage banking income	269	228	239
Other operating income	1,188	869	1,836
Total noninterest income	17,605	20,947	18,189

Noninterest expense:
Compensation and employee benefits	31,405	28,475	28,047
Premises and occupancy costs	5,516	5,652	5,642
Office operations	3,677	3,823	3,419
Processing expenses	6,720	6,269	6,723
Marketing expenses	1,434	1,259	2,211
Federal deposit insurance premiums	1,316	1,361	1,242
Professional services	1,970	2,044	1,854
Amortization of intangible assets	331	222	330
Real estate owned expense	406	557	636
Other expense	2,437	2,918	3,250
Total noninterest expense	55,212	52,580	53,354

Income before income taxes	23,535	29,467	23,258
Income tax expense	6,190	9,095	5,926

Net income	$17,345	20,372	17,332

Basic earnings per share	$0.19	0.22	0.19

Diluted earnings per share	$0.19	0.22	0.19

Annualized return on average equity	6.42%	7.08%	6.43%
Annualized return on average assets	0.88%	1.02%	0.87%

Basic common shares outstanding	91,741,487	90,864,076	91,745,512
Diluted common shares outstanding	92,103,069	92,245,167	92,118,154

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Year ended
	December 31,
	2014	2013
Interest income:
Loans receivable	$282,050	286,977
Mortgage-backed securities	10,320	12,818
Taxable investment securities	4,130	4,021
Tax-free investment securities	6,281	7,817
Interest-earning deposits	837	1,093
Total interest income	303,618	312,726

Interest expense:
Deposits	25,322	29,279
Borrowed funds	31,265	31,883
Total interest expense	56,587	61,162

Net interest income	247,031	251,564
Provision for loan losses	20,314	18,519
Net interest income after provision for loan losses	226,717	233,045

Noninterest income:
Impairment losses on securities	—	(713)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—
Net impairment losses	—	(713)
Gain on sale of investments	4,930	6,118
Service charges and fees	36,383	35,884
Trust and other financial services income	12,369	9,330
Insurance commission income	8,760	8,635
Loss on real estate owned, net	(967)	(3,186)
Income from bank owned life insurance	4,191	5,197
Mortgage banking income	1,022	1,623
Other operating income	5,887	3,959
Total noninterest income	72,575	66,847

Noninterest expense:
Compensation and employee benefits	115,967	112,190
Premises and occupancy costs	23,455	23,182
Office operations	14,721	14,454
Processing expenses	26,671	25,548
Marketing expenses	8,213	6,284
Federal deposit insurance premiums	5,193	5,600
Professional services	7,661	6,267
Amortization of intangible assets	1,323	1,210
Real estate owned expense	2,140	2,437
Other expense	10,191	9,962
Total noninterest expense	215,535	207,134

Income before income taxes	83,757	92,758
Income tax expense	21,795	26,199

Net income	$61,962	66,559

Basic earnings per share	$0.68	0.73

Diluted earnings per share	$0.67	0.73

Annualized return on average equity	5.69%	5.87%
Annualized return on average assets	0.79%	0.84%

Basic common shares outstanding	91,535,298	90,626,324
Diluted common shares outstanding	92,274,997	91,470,819

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Nonaccrual loans current:
Residential mortgage loans	$1,169	1,361	797	—
Home equity loans	1,527	835	635	—
Other consumer loans	88	98	44	—
Commercial real estate loans	23,703	17,866	24,960	13,057
Commercial loans	5,917	13,357	5,424	13,480
Total nonaccrual loans current	$32,404	33,517	31,860	26,537

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,545	427	—	—
Home equity loans	712	404	—	—
Other consumer loans	48	15	—	—
Commercial real estate loans	1,128	3,468	5,549	3,274
Commercial loans	9	7,650	2,002	90
Total nonaccrual loans delinquent 30 days to 59 days	$3,442	11,964	7,551	3,364

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$784	864	—	—
Home equity loans	724	280	—	—
Other consumer loans	234	87	—	—
Commercial real estate loans	763	2,036	2,802	1,560
Commercial loans	131	716	9,652	3,808
Total nonaccrual loans delinquent 60 days to 89 days	$2,636	3,983	12,454	5,368

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$17,696	24,625	24,286	28,221
Home equity loans	6,606	8,344	8,479	9,560
Other consumer loans	2,450	2,057	1,936	2,667
Commercial real estate loans	10,215	18,433	24,550	44,603
Commercial loans	4,359	4,298	9,096	10,785
Total nonaccrual loans delinquent 90 days or more	$41,326	57,757	68,347	95,836

Total nonaccrual loans	$79,808	107,221	120,212	131,105

	December 31,	December 31,	December 31,	December 31,
	2014	2013	2012	2011
Nonaccrual loans	$79,808	107,221	120,212	131,105
Loans 90 days past maturity and still accruing	235	690	1,698	510
Nonperforming loans	80,043	107,911	121,910	131,615
Real estate owned, net	16,759	18,203	26,165	26,887
Nonperforming assets	$96,802	126,114	148,075	158,502

Nonaccrual troubled debt restructuring *	$24,459	28,889	41,166	29,575
Accruing troubled debt restructuring	37,329	50,277	48,278	39,854
Total troubled debt restructuring	$61,788	79,166	89,444	69,429

Nonperforming loans to total loans	1.34%	1.86%	2.14%	2.37%

Nonperforming assets to total assets	1.25%	1.60%	1.86%	1.99%

Allowance for loan losses to total loans	1.13%	1.23%	1.28%	1.28%

Allowance for loan losses to nonperforming loans	84.35%	66.12%	60.06%	54.05%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	December 31,			December 31,			December 31,			December 31,
	2014		*	2013		*	2012		*	2011		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	377	$27,443	1.1%	374	$27,486	1.1%	430	$32,921	1.4%	427	$33,671	1.4%
Home equity loans	161	5,752	0.5%	213	6,946	0.6%	224	6,534	0.6%	222	7,426	0.7%
Consumer loans	1,193	5,572	2.3%	1,010	4,515	2.0%	1,122	5,456	2.4%	903	4,854	2.0%
Commercial real estate loans	56	4,956	0.3%	73	8,449	0.5%	87	13,001	0.8%	104	10,680	0.7%
Commercial loans	26	2,262	0.6%	34	9,243	2.3%	41	3,233	0.8%	32	2,027	0.5%
Total loans delinquent 30 days to 59 days	1,813	$45,985	0.8%	1,704	$56,639	1.0%	1,904	$61,145	1.1%	1,688	$58,658	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	100	$6,970	0.3%	103	$7,568	0.3%	100	$9,387	0.4%	99	$8,629	0.4%
Home equity loans	49	1,672	0.2%	67	2,243	0.2%	65	1,977	0.2%	47	1,953	0.2%
Consumer loans	525	2,435	1.0%	507	1,866	0.8%	448	1,830	0.8%	412	1,787	0.7%
Commercial real estate loans	21	2,038	0.1%	35	3,968	0.2%	33	4,596	0.3%	38	3,122	0.2%
Commercial loans	4	209	0.1%	16	1,555	0.4%	17	10,158	2.6%	25	4,958	1.3%
Total loans delinquent 60 days to 89 days	699	$13,324	0.2%	728	$17,200	0.3%	663	$27,948	0.5%	621	$20,449	0.4%

Loans delinquent 90 days or more:
Residential mortgage loans	225	$17,696	0.7%	273	$24,625	1.0%	266	$24,286	1.0%	273	$28,221	1.2%
Home equity loans	139	6,606	0.6%	171	8,344	0.8%	175	8,479	0.8%	177	9,560	0.9%
Consumer loans	539	2,450	1.0%	470	2,057	0.9%	427	1,936	0.8%	456	2,667	1.1%
Commercial real estate loans	102	10,215	0.6%	124	18,433	1.1%	146	24,550	1.5%	131	44,603	3.1%
Commercial loans	25	4,359	1.1%	31	4,298	1.1%	61	9,096	2.3%	66	10,785	2.8%
Total loans delinquent 90 days or more	1,030	$41,326	0.7%	1,069	$57,757	1.0%	1,075	$68,347	1.2%	1,103	$95,836	1.7%

Total loans delinquent	3,542	$100,635	1.7%	3,501	$131,596	2.3%	3,642	$157,440	2.8%	3,412	$174,943	3.2%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,507,269	—	12,763	—	1,424	2,521,456
Home equity loans	1,059,525	—	6,606	—	—	1,066,131
Other consumer loans	240,947	—	1,797	—	—	242,744
Total Personal Banking	3,807,741	—	21,166	—	1,424	3,830,331

Business Banking:
Commercial real estate loans	1,570,649	36,908	145,502	505	—	1,753,564
Commercial loans	333,854	23,690	46,280	2,172	—	405,996
Total Business Banking	1,904,503	60,598	191,782	2,677	—	2,159,560

	$5,712,244	60,598	212,948	2,677	1,424	5,989,891

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,464,057	—	17,626	—	1,321	2,483,004
Home equity loans	1,075,595	—	8,344	—	—	1,083,939
Other consumer loans	226,922	—	1,426	—	—	228,348
Total Personal Banking	3,766,574	—	27,396	—	1,321	3,795,291

Business Banking:
Commercial real estate loans	1,398,652	46,557	161,906	1,284	—	1,608,399
Commercial loans	345,612	12,045	43,040	1,904	—	402,601
Total Business Banking	1,744,264	58,602	204,946	3,188	—	2,011,000

	$5,510,838	58,602	232,342	3,188	1,321	5,806,291

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Allowance for loan losses
Beginning balance	$71,650	75,865	71,348	73,219
Provision	1,078	964	20,314	18,519
Charge-offs residential mortgage	(487)	(499)	(2,181)	(2,501)
Charge-offs home equity	(493)	(851)	(1,783)	(2,239)
Charge-offs other consumer	(1,813)	(1,696)	(6,423)	(6,055)
Charge-offs commercial real estate	(2,931)	(2,308)	(8,422)	(10,042)
Charge-offs commercial	(1,070)	(1,322)	(11,936)	(5,007)
Recoveries	1,584	1,195	6,601	5,454
Ending balance	$67,518	71,348	67,518	71,348

Net charge-offs to average loans, annualized	0.35%	0.38%	0.41%	0.36%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended December 31,
	2014				2013
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,961,303		71,669	4.77%	$5,762,308		71,436	4.96%
Mortgage-backed securities (c)	536,990		2,357	1.76%	653,526		2,956	1.81%
Investment securities (c) (d)	495,554		3,289	2.65%	528,612		3,740	2.83%
FHLB stock	36,315		383	4.22%	43,715		180	1.65%
Other interest-earning deposits	251,229		164	0.26%	373,694		249	0.26%

Total interest-earning assets	7,281,391		77,862	4.28%	7,361,855		78,561	4.27%

Noninterest earning assets (e)	546,946				539,889

Total assets	$7,828,337				$7,901,744

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,209,117		828	0.27%	$1,191,476		919	0.31%
Interest-bearing demand deposits	884,542		147	0.07%	851,356		144	0.07%
Money market deposit accounts	1,182,041		797	0.27%	1,160,520		783	0.27%
Time deposits	1,506,526		4,334	1.14%	1,690,251		5,065	1.19%
Borrowed funds (f)	894,509		6,694	2.97%	889,920		6,711	2.99%
Junior subordinated debentures	103,094		1,182	4.49%	103,094		1,183	4.49%

Total interest-bearing liabilities	5,779,829		13,982	0.96%	5,886,617		14,805	1.00%

Noninterest-bearing demand deposits	897,082				808,732
Noninterest bearing liabilities	79,850				64,338

Total liabilities	6,756,761				6,759,687

Shareholders’ equity	1,071,576				1,142,057

Total liabilities and shareholders’ equity	$7,828,337				$7,901,744

Net interest income/ Interest rate spread			63,880	3.32%			63,756	3.27%

Net interest-earning assets/ Net interest margin	$1,501,562			3.51%	$1,475,238			3.46%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.25	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.74% and 4.92%, respectively, Investment securities - 2.02% and 2.12%, respectively, Interest-earning assets - 4.21% and 4.19%, respectively. GAAP basis net interest rate spreads were 3.25% and 3.19%, respectively, and GAAP basis net interest margins were 3.44% and 3.38%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2014				2013
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,883,244		284,107	4.83%	$5,682,431		289,235	5.09%
Mortgage-backed securities (c)	581,906		10,320	1.77%	701,589		12,818	1.83%
Investment securities (c) (d)	499,718		13,792	2.76%	518,753		16,047	3.09%
FHLB stock	41,975		1,809	4.33%	46,580		371	0.80%
Other interest-earning deposits	325,201		837	0.25%	410,022		1,093	0.26%

Total interest-earning assets	7,332,044		310,865	4.24%	7,359,375		319,564	4.34%

Noninterest earning assets (e)	561,107				570,555

Total assets	$7,893,151				$7,929,930

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,221,304		3,286	0.27%	$1,197,931		3,595	0.30%
Interest-bearing demand deposits	882,980		587	0.07%	855,031		576	0.07%
Money market deposit accounts	1,181,235		3,174	0.27%	1,133,584		3,042	0.27%
Time deposits	1,575,595		18,275	1.16%	1,766,219		22,066	1.25%
Borrowed funds (f)	881,118		26,574	3.02%	868,638		26,439	3.04%
Junior subordinated debentures	103,094		4,691	4.49%	103,094		5,444	5.21%

Total interest-bearing liabilities	5,845,326		56,587	0.97%	5,924,497		61,162	1.03%

Noninterest-bearing demand deposits	864,322				784,279
Noninterest bearing liabilities	94,298				87,193

Total liabilities	6,803,946				6,795,969

Shareholders’ equity	1,089,205				1,133,961

Total liabilities and shareholders’ equity	$7,893,151				$7,929,930

Net interest income/ Interest rate spread			254,278	3.27%			258,402	3.31%

Net interest-earning assets/ Net interest margin	$1,486,718			3.47%	$1,434,878			3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.25	X			1.24	X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and collateralized borrowings.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.79% and 5.05%, respectively, Investment securities - 2.08% and 2.28%, respectively, Interest-earning assets - 4.17% and 4.25%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.22%, respectively, and GAAP basis net interest margins were 3.38% and 3.42%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended				Quarter ended
	December 31, 2014				September 30, 2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,961,303		71,669	4.77%	$5,912,890		71,306	4.78%
Mortgage-backed securities (c)	536,990		2,357	1.76%	569,482		2,504	1.76%
Investment securities (c) (d)	495,554		3,289	2.65%	488,893		3,405	2.79%
FHLB stock	36,315		383	4.22%	43,986		452	4.11%
Other interest-earning deposits	251,229		164	0.26%	323,447		187	0.23%

Total interest-earning assets	7,281,391		77,862	4.28%	7,338,698		77,854	4.24%

Noninterest earning assets (e)	546,946				536,884

Total assets	$7,828,337				$7,875,582

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,209,117		828	0.27%	$1,228,105		834	0.27%
Interest-bearing demand deposits	884,542		147	0.07%	899,231		152	0.07%
Money market deposit accounts	1,182,041		797	0.27%	1,187,024		802	0.27%
Time deposits	1,506,526		4,334	1.14%	1,553,867		4,517	1.15%
Borrowed funds (f)	894,509		6,694	2.97%	876,034		6,700	3.03%
Junior subordinated debentures	103,094		1,182	4.49%	103,094		1,182	4.49%

Total interest-bearing liabilities	5,779,829		13,982	0.96%	5,847,355		14,187	0.96%

Noninterest-bearing demand deposits	897,082				891,842
Noninterest bearing liabilities	79,850				66,432

Total liabilities	6,756,761				6,805,629

Shareholders’ equity	1,071,576				1,069,953

Total liabilities and shareholders’ equity	$7,828,337				$7,875,582

Net interest income/ Interest rate spread			63,880	3.32%			63,667	3.28%

Net interest-earning assets/ Net interest margin	$1,501,562			3.51%	$1,491,343			3.47%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.26	X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and collateralized borrowings.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.74% and 4.75%, respectively, Investment securities - 2.02% and 2.10%, respectively, Interest-earning assets - 4.21% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.25% and 3.21%, respectively, and GAAP basis net interest margins were 3.44% and 3.40%, respectively.